UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Oro East Mining, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53136

(Commission File Number)

26-2012582

 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205

Oakland, California 94621

 (Address of principal executive offices)(Zip Code)

(510) 638-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On November 29, 2018, Oro East Mining, Inc., a Delaware corporation (the “Company”), received notice from MaloneBailey LLP (“MaloneBailey”), that MaloneBailey had resigned as the independent registered public accounting firm of the Company.

The reports of MaloneBailey regarding the Company’s financial statements as of December 31, 2015 and 2014 for the years then ended, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of MaloneBailey, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern. MaloneBailey did not render any report on any financial statements of the Company as of December 31, 2016 or 2017 and for the years ended and the subsequent interim periods through November 29, 2018, because the Company has not yet prepared any financial statements for audit by MaloneBailey.

For the years ended December 31, 2015 and 2014, the Company had no disagreement with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey, would have caused them to make reference thereto in their report on the Company’s financial statements for such year ended December 31, 2015 and 2014. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the information identified by the Company and brought to MaloneBailey’s atttention (as indicated in item 4.02 below) that if further investigated may materially impact the fairness of the June 30 2016 and September 30, 2016 financial statements included in the Form 10Qs filed for those periods.  Due to MaloneBailey’s resignation they have not conducted such investigation.

The Company provided MaloneBailey a copy of the above disclosures and requested MaloneBailey to furnish a letter addressed to the Commission stating whether or not it agrees with the above statements.  A copy of the letter provided by MaloneBailey is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The board of directors of the Company has not resolved to engage a new independent registered public accounting firm of the Company, but has commenced a search for a new independent registered public accounting firm for the Company.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Competed Interim Review

The Company’s financial statements disclosed in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended the June 30, 2016 and September 30, 2016 (collectively, the “Reports”) should not be relied upon.

On May 16, 2016, the Company entered into that certain Joint Venture Agreement (the “Joint Venture Agreement”) with Hang Zhou Ci Xiao Tang Technology Co. Ltd., a China entity (“Hang Zou”). The Joint Venture Agreement was disclosed in the Current Report on Form 8-K (File No. 000-53136), filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2016. The text of the referenced Form 8-K states, in relevant part:

Item 1.01 Entry into a Material Definitive Agreement

On or about May 16, 2016, Oro East Mining, Inc. (“Company”) joined in a commercial venture with Hang Zhou Ci Xiao Tang Technology Co. Ltd. (“Hang Zhou Tech”), a corporation registered with the People’s Republic of China to form Magnique […].

Hang Zhou Tech and the Company entered into a Joint Venture Agreement on May 16, 2016 to memorialize the collaboration. Hang Zhou Tech would take 70% equitable interest while the Company would take 30%. Hang Zhou Tech would be investing $1,050,000.00 USD (One Million and Fifty Thousand Dollars) in cash for the venture while the Company would transfer 22,500,000 shares of common stock to be held as the assets of Magnique, LLC. The shares will be at a fixed value of $0.02 per share.

Magnique is a manufacturer and distributor of home care and beauty products that utilize minerals as part of traditional Chinese holistic health practices. The Company intends to provide the minerals for Magnique’s product development while Hang Zhou Tech will oversee management and operations.

On June 1, 2016 the Company issued 22,500,000 shares of common stock to Magnique, LLC (“Magnique”). The Company recorded the shares issued as an investment which was accounted for under the equity method as reported in the financial statements that were included in the Company’s June 30, 2016 and September 30, 2016 Form 10-Qs, filed with the Commission. The investment represented approximately 40% of the Company’s assets. Subsequently, the Company was not able to complete an audit for the issuance of the 22,500,000 shares to Magnique as being accounted for under the equity method for the year ended December 31, 2016 because the Company did not have sufficient level of access to Magnique books and records to complete an audit. As the Company believes that it was unable to exercise its significant influence on Magnique supported by two indicators under ASC 323-15-10b & 10c, the Company believes that the cost method of accounting for the investment in Magnique should be used effective for reporting periods ended after June 13, 2016.

Tian Qing Chen, the Company’s Chief Executive Officer, discovered the error and the inaccurate disclosures cited above on or about September 13, 2018, while preparing for the audit of the Company’s financial statements for the fiscal year ended December 31, 2016. Mr. Chen reported the error and the inaccurate disclosures cited above to the Company’s board of directors on or about September 13, 2018. The Company does not have an audit committee.

The Company will, as soon as is practicable, make the appropriate adjustments to the above referenced Reports by filing with the Commission amendments to the Reports which, in each case, will include restated financial statements and notes thereto and any other appropriate revisions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
16.1	Letter from MaloneBailey LLP, dated December 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.

(Registrant)

Date: December 6, 2018                                                       By:     /s/ Tian Qing Chen

Name: Tian Qing Chen

Title: Chief Executive Officer